SUB-ITEM 77I

MFS Bond Fund, a series of MFS Series Trust IX (the "Trust"), redesignated Class W Shares as Class R5 Shares effective May 30, 2012, as described in the fund's Summary Prospectus dated August 28, 2011, as amended May 30, 2012, and in the supplement to the fund's then current prospectus, each as filed with the Securities and Exchange Commission via EDGAR on May 30, 2012, under Rule 497 under the Securities and Exchange Act of 1933. Such descriptions are incorporated herein by reference.


MFS Research Bond Fund, a series of MFS Series Trust IX (the "Trust"), redesignated Class W Shares as Class R5 Shares effective May 30, 2012, as described in the fund's Summary Prospectus dated August 28, 2011, as amended December 29, 2011 and May 30, 2012, and in the supplement to the fund's then current prospectus, each as filed with the Securities and Exchange Commission via EDGAR on May 30, 2012, under Rule 497 under the Securities and Exchange Act of 1933. Such descriptions are incorporated herein by reference.


MFS Limited Maturity Fund, a series of MFS Series Trust IX (the "Trust"), established a new class of shares, Class R5 Shares as described in the fund's prospectus contained in Post-Effective Amendment No. 80 to the Registration Statement of the Trust (File Nos. 2-50409 and 811-2464), as filed with the Securities and Exchange Commission via EDGAR on August 27, 2012, under Rule 485 under the Securities Act of 1933. Such description is incorporated herein by reference.